Exhibit 3.3

BYLAWS

OF

FIRSTSUN CAPITAL BANCORP

A Delaware Corporation

As amended and restated through October 29, 2021

TABLE OF CONTENTS

ii

BYLAWS OF
FIRSTSUN CAPITAL BANCORP
ARTICLE 1
DEFINITIONS
Unless otherwise expressly provided in these Bylaws, the following terms have the following meanings:
“Board” means the Board of Directors of the Corporation.
“Bylaws” means these Bylaws of the Corporation, as amended from time to time.
“Certificate” means the Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State to be effective July 21, 2016, as amended from time to time.
“Claim” means and includes (whether sounding in tort, contract (whether oral or in writing), statutory, or common law, equity, or otherwise) any and all known and unknown claims, losses, charges, complaints with regard to actions or perceived actions, payments, reimbursements, contributions, set-offs, indemnities, controversies, fines, penalties, censure, disputes, actions, causes, demands, rights, damages, punitive damages, costs, expenses (including attorneys’ fees and other related litigation expenses), debts, obligations, liabilities, indebtedness, liens, mortgages, or encumbrances of any kind. The definition of Claim is intended to be as broad as the law will allow.
“Corporation” means FirstSun Capital Bancorp, a Delaware corporation.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“General Corporation Law” means General Corporation Law of the State of Delaware and any successor statute, as amended from time to time.
“Indemnitee” has the meaning given to it in Section 6.01.
“Person” means any partnership, joint venture, limited partnership, limited liability partnership, limited liability limited partnership, corporation, limited liability company, professional corporation, professional association, trust, estate, custodian, trustee, executor, administrator, nominee, representative, unincorporated organization, sole proprietorship, employee benefit plan, tribunal, governmental entity, department, agency, quasi-governmental entity, any other business or governmental organization or any natural person (regardless of citizenship or residency).
“Proceeding” means any threatened, pending, or completed action, suit or proceeding of any nature, whether civil, criminal, administrative, arbitrative, regulatory, investigative or otherwise, or any appeal in such an action, suit or proceeding or any hearing, examination, review, inquiry or investigation that could lead to such an action, suit, or proceeding.

“Proposing Stockholder” has the meaning given in Section 2.03(a).
“Public Disclosure” shall mean a disclosure made in a press release reported by a national news service or in a document filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act.
“Public Offering” means an underwritten public offering of Securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.
“SEC” means the United States Securities and Exchange Commission.
“Securities” means the common stock, preferred stock and any other equity securities of the Corporation, or any options, warrants or other rights to acquire shares of the Corporation’s common stock, preferred stock or other equity securities of the Corporation and any other securities convertible into or exercisable or exchangeable for (or entitling the holder thereof to subscribe for) any shares of capital stock or equity securities of the Corporation.
“Securities Act” means the Securities Act of 1933, as amended.
“Stockholders’ Agreement” means the Stockholders’ Agreement dated June 19, 2017, as amended from time to time, by and among the Corporation and the stockholders named therein; provided, that, when the Stockholders’ Agreement is terminated, there shall be no Stockholders’ Agreement for purposes of these Bylaws, and thereafter all references to the Stockholders’ Agreement in these Bylaws shall be ignored.
“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.
ARTICLE 2
STOCKHOLDERS
Section 2.01Meetings.
(a)Annual Meeting. The annual meeting of stockholders shall be held each calendar year at the date, time and place, within or without the State of Delaware, determined by the Board; provided that the first annual meeting held after the date of these Bylaws shall take place in 2018. The purpose of the annual meeting will be the election of directors in accordance with Sections 2.01 and 2.02 of the Stockholders’ Agreement and the transaction of such business as may come properly before the stockholders.
(b)Special Meetings. Special meetings of stockholders may be called at any time by the Chairman or the Chief Executive Officer and shall be called by the Secretary upon the written request of a majority of the Board or upon the written request of stockholders entitled to cast thirty percent (30%) of the votes at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the Chief Executive Officer. No other

Persons may call a special meeting. Special meetings shall be held at the date, time and place, within or without the State of Delaware, as determined by the Chairman, the Chief Executive Officer, or the Secretary upon the written request of a majority of the Board or the stockholders entitled to cast a majority of the votes at the meeting, as applicable. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of meeting.
(c)Notice.
(i)General. Notice of all stockholder meetings shall be delivered to each stockholder not less than ten (10) days nor more than sixty (60) days before the meeting date.
(ii)Contents. The notice must state the date, time and place of the meeting and, in the case of a special meeting, must describe generally the purpose or purposes for the special meeting.
(iii)Delivery. For purposes of this Section 2.01(c), delivery of notice means and includes: (A) hand delivery of written notice to the stockholder; (B) written notice deposited in the United States mail, postage prepaid, and addressed to the stockholder at the address last furnished to the Corporation; or (C) facsimile or e-mail transmission of the notice to the stockholder at the facsimile number or e-mail address last furnished to the Corporation.
(iv)Adjourned Meetings. Notice need not be given of an adjourned meeting if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken; provided, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a new notice shall be given to each stockholder entitled to vote at the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
(d)Waiver. Any stockholder may waive notice of any meeting in writing either before or after a meeting. Additionally, a stockholder’s attendance at any meeting constitutes a waiver of notice of that meeting except when the stockholder is attending to expressly object to the transaction of business at that meeting because, in the reasonable and good faith view of the stockholder, the meeting was not lawfully called.
(e)List of Stockholders. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary at least ten (10) days before every meeting of stockholders and shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days before the meeting during ordinary business hours at the principal place of business of the Corporation. A list of stockholders entitled to vote at the meeting shall be produced and kept at the place of the meeting during the whole time of the meeting and may be examined by any stockholder who is present.

(f)Organization. The Chairman (or in the absence of the Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, any Person designated by the Board) shall preside at meetings of stockholders as chairman of the meeting. The Secretary shall act as secretary, but in the absence of the Secretary, the chairman of the meeting may appoint a secretary. The chairman of the meeting shall have the right and authority to prescribe rules governing the procedure and conduct of the meeting, including (i) the setting of the business for the meeting and the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for attending or participating in the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to the stockholders of record of the Corporation, their duly authorized and constituted proxies or such other Persons as the chairman of the meeting shall permit; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) not requiring motions or seconding of motions; and (vii) limitations and restrictions as to the content of and the time allotted, if any, to questions or comments by participants. Meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
(g)Quorum. Except as otherwise provided by law, the Certificate or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the majority in voting power of the outstanding shares of stock entitled to vote at that meeting shall be necessary and sufficient to constitute a quorum. The stockholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some stockholders prior to adjournment, but in no event shall a quorum consist of holders of less than one-third (1/3) of the outstanding shares of stock entitled to vote and thus represented at such meeting. In the event of a lack of quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.
(h)Voting. Subject to the rights, if any, of any preferred stock issued in accordance with the Certificate, each stockholder shall be entitled to one vote, in person or by proxy (either written or as otherwise permitted by the General Corporation Law), for each share of Common Stock held of record by such stockholder. Except as otherwise required by the General Corporation Law, as specifically provided for in the Certificate, the Stockholders’ Agreement or these Bylaws, in any question or matter brought before any meeting of stockholders in which a quorum is present, the affirmative vote of the holders of shares of Common Stock, represented in person or by proxy, representing a majority of the votes actually cast on any such question or matter shall be the act of the stockholders. Jointly owned shares having voting power may be voted by any joint owner unless the Corporation receives written notice from any one of them denying the authority of that Person to vote those shares.
(i)Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another Person or Persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.
(j)Inspectors of Election. In advance of any meeting of stockholders, the Board or the chairman of the meeting shall appoint one or more inspectors to act at the meeting and make a written report thereof. The chairman of the meeting may designate one or more Persons as alternate inspectors to replace any inspector who fails or is unable to act. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify the inspectors’ determination of the number of shares represented at the meeting and the count of all votes and ballots. The inspectors may appoint or retain other Persons to assist the inspectors in the performance of the duties of the inspectors. Any report or certificate made by the inspectors shall be prima facie evidence of the facts stated therein.
(k)Remote Communications. Stockholders may participate in and hold a meeting by means of conference telephone or similar communication equipment or another suitable electronic communications system (including, without limitation, video conferencing or the Internet), if the telephone or other equipment or system permits each person to participate in the meeting.
Section 2.02Action by Written Consent. Unless expressly prohibited by law, the Certificate, or these Bylaws, the stockholders may take any action without a meeting and without prior notice if a written consent (including facsimile or electronic transmissions) describing the action taken is signed or transmitted by stockholders holding at least the minimum number of votes needed under these Bylaws (and, if applicable, the Stockholders’ Agreement) to approve such action. No signature is required for any e-mail transmission as long as the e-mail is received from a recognized e-mail address of the stockholder sending the e-mail. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by facsimile or electronic transmission. Any action taken pursuant to such written consent or consent by facsimile or electronic transmission shall have the same force and effect as if taken by the stockholders at a meeting thereof.
Section 2.03Advance Notice of Stockholder Nominations and Proposals.
(a)Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:
(i)specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any committee thereof;

(ii) otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof; or
(iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.03.
In addition, any proposal of business (other than the nomination of persons for election to the Board) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.03(a)(iii), the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.03(a), in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board. To be timely, a Proposing Stockholder’s notice for an annual meeting must be delivered to or mailed to the Secretary and received at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

(b)Stockholder Nominations. For the nomination of any person or persons for election to the Board pursuant to Section 2.03(a)(iii) or Section 2.03(d), a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth or include:

(i)the name, age, business address, and residence address of each nominee proposed in such notice;

(ii)the principal occupation or employment of each such nominee;

(iii)the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv)such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v)a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written statement and agreement executed by each such nominee acknowledging that such person:
(A)consents to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected,
(B)intends to serve as a director for the full term for which such person is standing for election, and
(C)makes the following representations: (1) that the director nominee has read and agrees to adhere to the Corporation’s Code of Ethics and any of the Corporation’s other policies or guidelines applicable to directors, including with regard to securities trading, and (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification (“Compensation Arrangement”) that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and
(vi)as to the Proposing Stockholder:
(A)the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made,
(B)the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting,
(C)a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,
(D)a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,
(E)a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and
(F)a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Any such update or supplement shall be delivered to the Secretary at the Corporation’s principal executive offices no later than five business days after the request by the Corporation for subsequent information has been delivered to the Proposing Stockholder.
(c)Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:
(i)a brief description of the business desired to be brought before the annual meeting;
(ii)the reasons for conducting such business at the annual meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);
(iv) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;
(v) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;
(vi) a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or their affiliates or associates; and
(vii)the information required by Section 2.03(b)(vi) above.
(d)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders called by the Board at which directors are to be elected pursuant to the Corporation’s notice of meeting:
(i) by or at the direction of the Board or any committee thereof; or
(ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.03 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.03.
In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.03(b) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the

Board to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).
(e)Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be properly brought before the meeting in accordance with the procedures set forth in this Section 2.03. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures of Section 2.03. If any proposed nomination was not made or proposed in compliance with this Section 2.03, or other business was not made or proposed in compliance with this Section 2.03, then except as otherwise required by law, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.03 does not provide the information required under this Section 2.03 to the Corporation, including the updated information required by Section 2.03(b)(vi)(B), Section 2.03(b)(vi)(C), and Section 2.03(b)(vi)(D) within five business days after the record date for such meeting, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.
(f)Rule 14a-8. This Section 2.03 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act, but only if the Corporation is then subject to the requirements of Rule 14a-8, and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.
ARTICLE 3
BOARD OF DIRECTORS
Section 3.01General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board. The Board may exercise all such powers of the Corporation and do all such lawful acts and things that are not inconsistent with applicable law, the Certificate, the Stockholders’ Agreement or these Bylaws.
Section 3.02Board Structure.
(a)Number. The number of directors constituting the entire Board shall be one or more, subject to increase or decrease in accordance with applicable law, the Certificate, these Bylaws and the Stockholders’ Agreement.

(b)Classes and Term. The Board shall be divided into three (3) classes with directors serving staggered three-year terms in accordance with the Certificate and the Stockholders’ Agreement.
(c)Election. Subject to the other provisions of the Certificate, these Bylaws and the Stockholders’ Agreement, directors shall be elected at the annual meeting of the stockholders, or, if the Stockholders’ Agreement provides otherwise, at another meeting of the stockholders, by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors, except as provided in Section 3.02(f). The directors shall be designated for nomination in accordance with the Stockholders’ Agreement, unless the provisions of Section 2.02 of the Stockholders’ Agreement no longer apply with respect to a particular Designating Person (as defined in the Stockholders’ Agreement), in which case, at least a majority of the entire Board shall nominate each director. Election of directors need not be by written ballot. Directors shall hold office until their successors shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.
(d)Removal. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote at an election of directors, at a meeting duly called for that purpose or by action taken pursuant to the provisions of Section 2.02.
(e)Resignation. Any director may resign at any time by providing written notice to the other directors and the Corporation.
(f)Vacancies. Subject to the Stockholders’ Agreement, if any directorship becomes vacant for any reason, the remaining directors may fill the vacancy by a majority vote of the directors then in office (even though less than a quorum) or may continue to manage the Corporation until the stockholders elect a successor to serve for the unexpired term at a meeting duly called for that purpose or by action taken pursuant to the provisions of Section 2.02. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Except as otherwise provided in the Stockholders’ Agreement, any vacancy to be filled by reason of an increase in the number of directors shall be filled by a majority vote of the directors serving at the time of such increase.
(g)Compensation. Directors shall receive such compensation for their services as the Board may determine, subject to and in accordance with the Stockholders’ Agreement.
(h)Reimbursement. The directors shall be reimbursed in accordance with policies and procedures established from time to time by the Board for any reasonable out-of-pocket expenditures incurred by them in connection with their service on the Board or any committee of the Board.
Section 3.03Meetings.
(a)Regular Meetings. The Board shall hold regular meetings at the date, time and place, within or without the State of Delaware, as determined by the Board and in accordance with the Stockholders’ Agreement. The purpose of the regular meetings will be the transaction of such business as may come before the Board. A meeting of the Board for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.
(b)Special Meetings. Subject to Section 3.03(c) below, special meetings may be called by the Chairman, the Chief Executive Officer, or any two directors at the date, time and place, within or without the State of Delaware, specified by the Person(s) calling the meeting.
(c)Notice.
(i)General. Notice of all Board meetings shall be delivered to each director not less than two (2) days before the meeting date.
(ii)Delivery. For purposes of this Section 3.03(c), delivery of notice means and includes: (A) direct telephonic contact with the applicable director; (B) hand delivery of written notice to the director; (C) notice deposited in the United States mail, postage prepaid, and addressed to the director at the address last furnished to the Corporation; or (D) facsimile or e-mail transmission of the notice to the director at the facsimile number or e-mail address last furnished to the Corporation.
(iii)Emergency. Notwithstanding any other requirement under this Section 3.03(c), if the Chairman, the Chief Executive Officer, or any two directors reasonably determine that an emergency situation exists that must be acted on before a meeting can be convened in accordance with Section 3.03(c)(i) above, then a special meeting for the limited purpose of addressing that emergency may be called on not less than twelve hours’ notice. The Person calling the meeting shall make direct contact with each director in order to notify that director of the special meeting; for the avoidance of doubt, direct contact shall mean a person-to-person telephone call with the director or an email correspondence which is responded to by the director personally. If any action is taken at the special meeting, a written description of that action shall be immediately prepared and circulated among all the directors.
(d)Waiver. Any director may waive notice of any meeting in writing either before or after that meeting. Additionally, a director’s attendance at any meeting constitutes a waiver of notice of that meeting except when the director is attending to expressly object to the transaction of business at that meeting because it was not lawfully called.
(e)Means of Attendance. Directors may attend Board meetings in person or by means of conference telephone or other suitable communications equipment or systems; provided that all Persons participating can communicate simultaneously with one another.
(f)Organization. The Chairman (or in the absence of the Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, any Person designated by the Board) shall preside at meetings of the Board. The Secretary shall act as secretary, but in the absence of the Secretary, the chairman of the meeting may appoint a secretary. The chairman of the meeting shall have the right and authority to prescribe rules governing the procedure and conduct of the meeting. Meetings of the Board shall not be required to be held in accordance with rules of parliamentary procedure. At any meeting of the Board, any director may order the meeting into closed session or executive session, at which the Board meets without any of the management directors or any directors that may have a conflict of interest in the matters to be discussed.
(g)Quorum. Except as otherwise provided by these Bylaws, the Certificate, or required by applicable law, the presence of a majority of the entire Board shall constitute a quorum for the transaction of business at any Board meeting. If a quorum is not present at any Board meeting, the directors present at the meeting may adjourn the meeting, without notice other than an announcement at the meeting, until a quorum is present.
(h)Manner of Acting. Subject to Section 3.03(i), unless otherwise required by law, the Certificate or these Bylaws, the act of a majority of directors at a meeting at which a quorum is present shall constitute the act of the Board. If there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy, subject to the Stockholders’ Agreement.
(i)Supermajority Board Approvals. Notwithstanding anything to the contrary in these Bylaws, prior to an initial Public Offering, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without the prior affirmative vote or written consent of at least two-thirds (2/3) of the entire Board (a “Supermajority Board Approval”):
(i)effect any merger, consolidation or other business combination or sale of a significant portion of its assets (in a single transaction or series of related transactions) to any unaffiliated Person;
(ii)acquire (in a single transaction or series of related transactions, including by purchase of stock or assets, merger or otherwise) any assets, business or operations for a purchase price greater than one hundred and twenty-five percent (125%) of the aggregate tangible book value of the assets being acquired;
(iii)acquire (in a single transaction or series of related transactions, including by purchase of stock or assets, merger or otherwise) any assets, business or operations for a purchase price greater than seven and one-half percent (7.5%) of the aggregate tangible book value of the assets of the Corporation and its Subsidiaries;
(iv)effect an initial public offering or register a class of the Corporation’s securities under the Securities Exchange Act of 1934, as amended, except as would be caused by the exercise by a stockholder of its rights under any applicable registration rights agreement;
(v)effect any voluntary liquidation, bankruptcy, dissolution, recapitalization, reorganization or assignment to its creditors or any similar transaction;
(vi)issue, redeem, repurchase or amend the terms of any Securities or Subsidiary Securities, as applicable; provided that such requirement shall not apply to (i) issuances to employees, officers, directors or consultants of the Corporation or any of its Subsidiaries pursuant to employee benefit plans or compensatory arrangements approved in accordance with Section 5.07(a) of the Stockholders’ Agreement by (A) the Board and

(B) to the extent required thereby, by the stockholders holding a majority of the outstanding shares of the Corporation’s Common Stock; (ii) issuances, redemptions, repurchases or amendments made as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction (whether or not otherwise subject to Supermajority Board Approval); (iii) issuances made pursuant to a written requirement to raise additional capital issued by the Federal Reserve or any other regulatory authority; or (iv) any exercise by a CFS Pledgee (as defined in the Stockholders’ Agreement) of its right to foreclose upon, or exercise any remedy available to a secured lender resulting in the ownership of, CFS Pledged Shares (as defined in the Stockholders’ Agreement) by the CFS Pledgee, including the various actions referred to in clause (j) of the definition of “Permitted Transferee” in the Stockholders’ Agreement;
(vii)sell or otherwise transfer any CFS Pledged Shares;
(viii)sell or otherwise transfer any Subsidiary Security (as defined in the Stockholders’ Agreement); provided that such requirement shall not apply to sales or other transfers to a wholly-owned Subsidiary of the Corporation;
(ix) pay any dividends or otherwise make a distribution with respect to any Securities other than on a pro rata basis to all holders of the relevant class or series thereof;
(x) (A) approve any operating budget or long-term strategic business plan or any amendment to any such budget or plan or (B) approve any material deviation from any previously approved operating budget or long-term strategic business plan;
(xi) determine the compensation and/or benefits of any executive officer (including, for the avoidance of doubt, the chief executive officer, the chief financial officer, the president and the chief operating officer); or
(xii)the adoption or modification of any material employee benefit plan or arrangement providing for compensation, bonus, profit sharing, equity or other incentive compensation, investment, vacation, welfare, severance post-employment, retirement or other benefits.
For the avoidance of doubt, this Section 3.03(i) shall be of no further force and effect following an initial Public Offering.
(j)Majority Board Approvals. Prior to an initial Public Offering, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without the prior affirmative vote or written consent of at least a majority of the entire Board:

(i) change in any way the principal nature of its business or any entry into any line of business unrelated to the principal nature of its business;
(ii) effect any material sale, transfer, lease, pledge, assignment, conveyance or other disposition of any property or assets;
(iii) enter into any material joint venture, partnership or similar arrangement;
(iv) incur, assume or guarantee any indebtedness for borrowed money (or any amendment of any instrument representing any such indebtedness for borrowed money) in an amount in excess $75 million (in any single transaction or series of related transactions); or
(v) designate, elect, appoint, replace or remove any member of the board of directors of any bank Subsidiary; provided that the composition of the board of directors of any such bank Subsidiary shall at all times meet any director independence requirements required under applicable law.
For the avoidance of doubt, this Section 3.03(j) shall be of no further force and effect following an initial Public Offering.
Section 3.04Informal Action. Unless expressly prohibited by law, the Certificate or these Bylaws, the Board or any committee thereof may take any action without a meeting and without prior notice if a unanimous written consent (including facsimile or electronic transmissions) describing the action taken is signed or transmitted by all of the directors or all members of such committee, as applicable. No signature is required for any e-mail transmission as long as the e-mail is received from a recognized e-mail address of the director sending the e-mail. For the avoidance of doubt and unless otherwise required under applicable law, unanimous written consent of the Board shall only require the consent of the directors then in office and, if there are one or more vacancies on the Board at the time of such unanimous written consent, the consent of any Replacement Nominee (as defined in the Stockholders’ Agreement) who has not yet been appointed to the Board by the applicable stockholder entitled to designate such Replacement Nominee shall not be required; provided that, if there is a vacancy, notice of any Board meeting or action to be taken by written consent must be provided to any stockholder with a designation right with respect to such vacancy at least five (5) Business Days prior thereto and such stockholder shall have the right to designate an individual to fill such vacancy and if such designation occurs within such five (5) Business Day period the first order of business shall be to fill such vacancy and the consent of such new director shall be required for such written consent of the Board to be effective.

ARTICLE 4
OFFICERS; CHAIRMAN
Section 4.01Officers. The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, one or more Vice Presidents and a Secretary. In addition, the Corporation may have, at the discretion of the Board, such other officers or assistant officers as may be appointed in accordance with the provisions of these Bylaws. The officers shall have the duties and responsibilities as set forth in Section 4.06 below. Any number of offices may be held by the same Person.
Section 4.02Appointment and Term. The officers shall be appointed by the Board annually. Subject to Section 4.03 below, each officer appointed shall hold office until a successor is duly appointed and qualified, or until his or her earlier death, resignation or removal. An officer may be appointed to succeed himself or herself in the same office. Appointment as an officer does not of itself create contract rights.
Section 4.03Removal. The Board may remove any officer at any time for any reason.
Section 4.04Resignation. Any officer may resign at any time for any reason by giving written notice to the Board.
Section 4.05Vacancies. If any office becomes vacant by any reason, the Board may appoint a successor to hold office for the unexpired term or, in the case of the office of Vice President, may leave such office vacant.
Section 4.06Duties.
(a)Chairman. The Chairman shall preside at all meetings of the stockholders and the Board and shall have such other powers and perform such other duties as may be assigned by the Board.
(b)Chief Executive Officer. The Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Corporation. The Chief Executive Officer shall report to the Board and perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by the Board or these Bylaws. In the absence or disability of the Chairmen, the Chief Executive Officer shall perform all the duties of the Chairmen. In the absence or disability of the Chief Executive Officer, the Board shall designate one or more officers to perform all the duties of the Chief Executive Officer until a successor Chief Executive Officer is designated by the Board.
(c)Chief Financial Officer. The Chief Financial Officer shall report directly to the Chief Executive Officer, and shall perform duties consistent with such position as may be assigned to the Chief Financial Officer from time to time by the Board, the Chief Executive Officer, or these Bylaws.
(d)Chief Operating Officer. The Chief Operating Officer shall report directly to the Chief Executive Officer, and shall perform duties consistent with such position as may be assigned to the Chief Operating Officer from time to time by the Board, the Chief Executive Officer, or these Bylaws.
(e)Vice Presidents. Each Vice President shall perform such duties and may exercise such powers as may be assigned to him or her from time to time by the Board, the Chief Executive Officer or these Bylaws.

(f)Secretary. The Secretary shall keep the minutes and give notices of all meetings of stockholders and the Board and of such committees as directed by the Board. The Secretary shall have charge of such books and papers as the Board may require. The Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary’s charge, and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary. The Secretary shall perform all acts incident to the office of secretary, subject to the control of the Board.
(g)Other Officers and Assistant Officers. Any other officer or assistant officer shall perform such duties and may exercise such powers as from time to time may be assigned to him or her by the Board.
Section 4.07Compensation. Subject to the Stockholders’ Agreement, the Board shall fix the officers’ compensation from time to time.
Section 4.08Expense Reimbursement. The officers shall be reimbursed in accordance with policies and procedures established from time to time by the Board for any reasonable and necessary out-of-pocket expenditures incurred by them in connection with their employment by the Corporation.
ARTICLE 5
COMMITTEES
At any time and from time to time the Board may establish and delegate authority, except to the extent limited by law, to committees. The composition of such committees and of the full Board shall at all times comply with applicable regulatory guidelines. The Board shall set forth the purpose, authority and responsibilities of each committee. The Board shall appoint and remove committee members. The establishment of a committee or the delegation of authority to it shall not relieve the Board of any responsibility imposed by law, the Certificate, the Stockholders’ Agreement or these Bylaws. A committee shall not have the power or authority to approve, adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law to be submitted to stockholders for approval.
ARTICLE 6
INDEMNIFICATION
Section 6.01Indemnitees. Any person who is or was a director or officer of the Corporation, or who serves or served, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (each individually, an “Indemnitee”), shall have a right to be indemnified and held harmless under the terms and conditions of this Article 6. Notwithstanding the foregoing, the Corporation shall not be required to indemnify any Indemnitee in connection with a proceeding initiated by such person if the proceeding was not authorized in advance by the Board.

Section 6.02Indemnification. To the fullest extent permitted by law and the Certificate, each Indemnitee shall be indemnified and held harmless by the Corporation from and against any Claims arising from any Proceeding relating to or arising out of the Corporation or its management or operations in which the Indemnitee may be involved, as a party or otherwise, by reason of its status specified in Section 6.01.
Section 6.03Advanced Payment. To the fullest extent permitted by law and the Certificate, the right of indemnification granted by this Article 6 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such Proceeding in advance of its final disposition to the fullest extent authorized by the General Corporation Law.
Section 6.04Indemnification of Employees and Agents. The Corporation, upon approval by the Board, may provide indemnification consistent with the rights set forth in this Article 6 to employees, agents and legal representatives of the Corporation.
Section 6.05Non-Exclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article 6 is not exclusive of, and shall be in addition to, any other right of indemnification or contribution that any Indemnitee may have or acquire under any law (common or statutory), provision of these Bylaws, or the Corporation’s other governing documents, determination of the Board, or otherwise.
Section 6.06Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect any Indemnitee against any Claim, regardless of whether the Corporation would have the power to indemnify such Indemnitee against that Claim under this Article 6. With respect to any proceeds received from an insurance policy purchased to protect a particular Indemnitee in accordance with this Section 6.06, the proceeds shall be applied by the Corporation: (a) first, to satisfy (to the extent possible) any remaining indemnification obligation to such Indemnitee; then: (b) second, to repay the Corporation for any corporate assets it used to satisfy its indemnification obligation to such Indemnitee. Any excess proceeds shall be the sole property of the Corporation and shall be subject to no restrictions regarding corporate usage that may arise out of these Bylaws.
Section 6.07Stockholder Liability. Any indemnification under this Article 6 shall be satisfied solely out of the assets of the Corporation or any insurance proceeds received by the Corporation under Section 6.06. In no event may an Indemnitee subject any of the stockholders of the Corporation to personal or other liability by reason of these indemnification provisions.
Section 6.08Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Article 6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by, or approved by the Board in accordance with, the terms of these Bylaws or another governing document of the Corporation. Notwithstanding the foregoing, indemnification under this Article 6 shall only extend to the Indemnitee’s activities with respect to or on behalf of the Corporation and not to the Indemnitee’s other interest, if any, in the transaction.

Section 6.09No Additional Rights; Continuation of Rights. The indemnification provided in Article 6 is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other Persons. A Person that ceases to qualify as an Indemnitee under Section 6.01 nevertheless shall retain its right to indemnification under this Article 6 (which right also shall inure to the benefit of that Person’s heirs, successors, assigns and administrators) as to actions taken by that Person while it qualified as an Indemnitee under Section 6.01.
ARTICLE 7
SHARE CERTIFICATES
Section 7.01Certificates for Shares; Uncertificated Shares. The Corporation shall deliver certificates representing shares to which stockholders are entitled; provided that the Board may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates representing shares shall be signed either by original signatures or facsimile signatures by the Chief Executive Officer and by the Secretary, or by such other officer or officers as may be authorized from time to time by resolution of the Board, and, if applicable, shall be sealed with the seal of the Corporation or a facsimile thereof, if any. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Delaware; (b) the name of the Person to whom the shares represented thereby are issued; (c) the number and class of shares and the designation of the series, if any, that such certificate represents; and (d) the par value of each share represented by such certificate, or a statement that the shares are without par value. In the event the Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation shall conspicuously state on the face or back of the certificate that a full statement of all the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued is set forth in the Certificate and that the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office. All information on each certificate, along with the date of issuance of the shares represented thereby, shall be entered on the share transfer records of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that, in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe. If shares are uncertificated, the Corporation shall, in accordance with applicable law, after the issuance or transfer of uncertificated shares, send to the registered owner of the uncertificated shares a written notice containing the information required to be set forth or stated on certificates by these Bylaws or law to be set forth or stated. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of holders of certificates representing shares of the same class and series shall be identical.
Section 7.02Lost, Stolen, or Destroyed Certificates. If the holder of a certificate representing shares of the Corporation claims that the certificate has been lost, stolen or destroyed, the Corporation shall issue a new certificate representing those shares; provided that the holder, if requested by the Corporation, files with the Corporation a sufficient indemnity bond and makes an affidavit under oath stating that the certificate is lost, stolen or destroyed.
Section 7.03Registered Stockholders. Unless otherwise provided by law, the Corporation may regard the Person in whose name any shares issued by the Corporation are registered in the stock transfer records of the Corporation at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares. Neither the Corporation nor any of the Corporation’s directors, officers, employees, or agents shall be liable for regarding that Person as the owner of those shares at that time for those purposes, regardless of whether that Person does not possess a certificate for those shares.
ARTICLE 8
MISCELLANEOUS
Section 8.01Interpretation. The headings and subheadings contained in these Bylaws are solely for the purpose of reference, are not part of these Bylaws, and shall not in any way affect the meaning or interpretation of these Bylaws. All references to days or months shall be deemed references to calendar days or months. Any reference to any federal, state, county, local or foreign statute or legal requirement shall be deemed also to refer to all rules and regulations promulgated thereunder, including any successor thereto, unless the context requires otherwise. Unless the context requires otherwise: (a) words (including defined terms) importing the singular number or plural number will include the plural number and singular number respectively; (b) words (including defined terms) importing the masculine gender will include the feminine and neuter genders and vice versa; (c) references to “include,” “includes,” and “including” will be deemed to be followed by the phrase “without limitation”; (d) references in these Bylaws to “hereof,” “herein,” “hereto,” “herewith,” “hereby,” “hereunder” or any other words of similar import, will be deemed to refer to these Bylaws as a whole and not to any particular term or provision of these Bylaws; (e) references to Articles and Sections refer to articles within these Bylaws as a whole and sections within these Bylaws as a whole; (f) references to “written” or comparable expressions include a reference to facsimile or e-mail transmission or comparable means of communication; and (g) references to “written consent” or “consent” include any such consent given by facsimile or electronic transmissions. No signature is required for any e-mail transmission as long as the e-mail is received from a recognized e-mail address of the Person sending the e-mail.
Section 8.02Amendment. These Bylaws may be amended, altered, changed or repealed, and new bylaws adopted, by the Board or the stockholders in accordance with applicable law, Article X of the Certificate and the Stockholders’ Agreement; provided, that (i) Sections 3.02(b), 3.02(c), 3.03(g), 3.03(h), 3.03(j) and 3.04, Article 5 and this clause (i) may be amended, altered, changed or repealed only upon the prior written consent of the Corporation and stockholders holding at least two-thirds (2/3) of the shares of Common Stock then outstanding and (ii) Section 3.03(i) and this clause (ii) may be amended, altered, changed or repealed only upon the prior written consent of the Corporation and stockholders holding at least eighty percent (80%) of the shares of Common Stock then outstanding.

Section 8.03Voting of Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman or the Chief Executive Officer. The Chairman or the Chief Executive Officer may, in the name of and on behalf of the Corporation, take all such action as he or she may deem advisable to vote in person or by proxy at any meeting of security holders of any Person in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may from time to time confer like powers upon any other Person or Persons.
Section 8.04Principal and Business Offices. The Corporation may have such principal and other business offices, either within or outside of the state of Delaware, as the Board may designate or as the Corporation’s business may require from time to time.
Section 8.05Fiscal Year. The fiscal year of the Corporation shall be determined and fixed by the Board.
Section 8.06Corporate Seal. No corporate seal shall be required.
Section 8.07Books and Records. The books of the Corporation may be kept (subject to any provision contained in applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board.
Section 8.08Severability. Every provision of these Bylaws is intended to be severable, and, if any term or provision of these Bylaws is invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of these Bylaws, and these Bylaws shall be construed as if such invalid, illegal or unenforceable term or provision had never been a part of them. Notwithstanding the foregoing, the immediately preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of these Bylaws without such invalid, illegal or unenforceable term or provision would defeat or substantially impair the accomplishment of the essential purpose of these Bylaws.
Section 8.09Conflicts. If there is a conflict between the Certificate and these Bylaws, the Certificate shall govern and control.